EXHIBIT A

Agreement of Joint Filing

                    The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Class A Common Shares of LinkedIn Corporation shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: June 3, 2011

Tiger Global Private Investment Partners V, L.P.	/s/ Charles P. Coleman III
By Tiger Global PIP Performance V, L.P.	Signature
Its General Partner
By Tiger Global PIP Management V, Ltd.	Charles P. Coleman III
Its General Partner	Director

Tiger Global PIP Performance V, L.P.	/s/ Charles P. Coleman III
By Tiger Global PIP Management V, Ltd.	Signature
Its General Partner
Charles P. Coleman III
Director

Tiger Global PIP Management V, Ltd.	/s/ Charles P. Coleman III
Signature

Charles P. Coleman III
Director

Tiger Global LinkedIn Holdings, LLC	/s/ Charles P. Coleman III
Signature

Charles P. Coleman III
Manager

Tiger Global, L.P.	/s/ Charles P. Coleman III
By Tiger Global Performance, LLC	Signature
Its General Partner
Charles P. Coleman III
Managing Member

Tiger Global II, L.P.	/s/ Charles P. Coleman III
By Tiger Global Performance, LLC	Signature
Its General Partner
Charles P. Coleman III
Managing Member

Tiger Global Master Fund, L.P.	/s/ Charles P. Coleman III
By Tiger Global Performance, LLC	Signature
Its General Partner
Charles P. Coleman III
Managing Member

Tiger Global Performance, LLC	/s/ Charles P. Coleman III
Signature

Charles P. Coleman III
Managing Member

Tiger Global Management, LLC	/s/ Charles P. Coleman III
Signature

Charles P. Coleman III
Managing Member

Charles P. Coleman III	/s/ Charles P. Coleman III
Signature